Exhibit 10.5

EXECUTION COPY

INVESTOR RIGHTS AGREEMENT

INVESTOR RIGHTS AGREEMENT, dated as of January 28, 2014 (this “Agreement”), by and between KonaRed Corporation, a Nevada corporation (the “Company”) and VDF FutureCeuticals, Inc., an Illinois corporation (“Investor”).

WHEREAS, Investor and the Company are entering into that certain Settlement Agreement dated as of January 28, 2014 (the “Settlement Agreement”) to settle certain outstanding litigation between the parties; and

WHEREAS, in connection with the execution of the Settlement Agreement, the Company is issuing to Investor a Senior Secured Convertible Note of the Company dated as of the date hereof (the “Note”) and a Warrant to purchase shares of Common Stock of the Company dated as of the date hereof (the “Warrant”); and

WHEREAS, as a condition to entering into the Settlement Agreement, the Note and the Warrant, Investor and the Company have agreed to enter into this Agreement.

Accordingly, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

1.1           Definitions.  As used in this Agreement, and unless the context requires a different meaning, the following terms shall have the meanings set forth below:

“Agreement” has the meaning assigned to such term in the preamble.

“Articles of Incorporation” means the certificate of incorporation of the Company, as the same may have been amended.

“Beneficially own” with respect to any securities means having “beneficial ownership” of such securities as determined pursuant to Rule 13d-3 under the Exchange Act, as in effect on the date hereof.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee thereof.

“Board Observer” has the meaning assigned to such term in Section 2.2.

“Business Day” means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in New York City are authorized or obligated by law or executive order to remain closed.

“Bylaws” means the bylaws of the Company, as the same may have been amended.

“Change of Control” means (a) any sale, transfer, lease or license of all or substantially all of the assets of the Company in a transaction or series of related transactions, (b) any merger, consolidation or reorganization that results in any Person or group of Persons acting in concert (other than Shaun Roberts, Dana Roberts and/or or any trust set up solely for the benefit of Shaun Roberts or Dana Roberts and/or their descendents) owning in excess of 50% of the outstanding voting power of the Company, (c) any issuance or sale or series of issuances or sales of capital stock of the Company by the Company or any holder of such capital stock that results in any Person or group of Persons acting in concert (other than Shaun Roberts, Dana Roberts and/or any trust set up solely for the benefit of Shaun Roberts or Dana Roberts and/or their descendents) owning in excess of 50% of the outstanding voting power of the Company or (d) the voluntarily or involuntarily dissolution or liquidation of the Company or winding up of the Company’s affairs, or the taking by the Company of any action to effect any of the foregoing.

“Commission” means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“Common Stock” means any shares of common stock, par value $0.001 per share, of the Company, now or hereafter authorized to be issued, and any and all securities of any kind whatsoever of the Company or any successor thereof which may be issued on or after the date hereof in respect of, in exchange for, or upon conversion of shares of Common Stock pursuant to a merger, consolidation, stock split, reverse split, stock dividend, recapitalization of the Company or otherwise.

“Company” has the meaning assigned to such term in the preamble.

“Conversion Shares” means the shares of Common Stock issuable upon conversion of the Note or the exercise of the Warrant.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder by the Commission from time to time.

“GAAP” means United States generally accepted accounting principles consistently applied.

“Governmental Authority” means any court, tribunal, arbitrator, arbitrational panel or authority, agency, commission, official or other instrumentality of the United States or any other country, or any supra-national organization, state, county, city or other political subdivision or any self-regulatory organization.

“Investor” has the meaning assigned to such term in the recitals.

“Investor Percentage Interest” means the percentage of the aggregate voting power of the Company, determined on the basis of the number of Voting Securities actually outstanding, that is controlled directly or indirectly by Investor, including as beneficially owned.

“License Agreement” means the license agreement among the Company and the Investor dated January 28, 2014 whereby the Investor grants to the Company the right to use the trademarked name “Coffeeberry”, provides use of the Investor’s human clinical science on Coffeeberry and grants a license to the Company to use the Investor’s patented process to extract any portion of the Coffeeberry for any use.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), voting or other restriction, preemptive right or other security interest of any kind or nature whatsoever.

“Note” has the meaning assigned to such term in the recitals.

“Order” means any writ, judgment, decree, injunction, award or similar order of any Governmental Authority, including any award in an arbitration proceeding (in each case, whether preliminary or final).

“Permitted Lien” has the meaning specified in the Note.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, company, limited liability company, trust, unincorporated association, Governmental Authority, or any other entity of whatever nature.

“Pledge and Security Agreement” means that certain Pledge and Security Agreement between the Company and Investor, dated January 28, 2014.

“Qualifying Investor Interest” means an Investor Percentage Interest equal to or greater than 10%.

“Registration Rights Agreement” means the Registration Rights Agreement between the Company and Investor dated January 28, 2014.

“Related Party Agreement" means any agreement, arrangement or understanding between the Company and any stockholder or any affiliate of a stockholder or any director, officer or employee of the Company, as such agreement may be amended, modified, supplemented or restated in accordance with the terms of this Agreement.

“Requirement of Law” means any law, statute, code, treaty, Order, ordinance, rule, regulation or other requirement promulgated or enacted by any Governmental Authority.

“Restricted Period” has the meaning assigned to such term in Section 3.1.

“Rule 144” means Rule 144 promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder by the Commission from time to time.

“Settlement Agreement” has the meaning assigned to such term in the recitals.

“Subsidiary” of any specified Person means any other Person more than 50% of the outstanding voting securities of which is owned or controlled, directly or indirectly, by such specified Person or by one or more other Subsidiaries of such specified Person, or by such specified Person and one or more other Subsidiaries of such specified Person.  For the purposes of this definition, “voting securities” means securities which ordinarily have voting power for the election of directors (or other Persons having similar functions), whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency, or other ownership interests ordinarily constituting a majority voting interest.

“Transaction Agreements” means this Agreement, the Note, the Pledge and Security Agreement, the Registration Rights Agreement, the Warrant and the License Agreement.

“Voting Securities” mean any class or classes of stock of the Company pursuant to which the holders thereof have the general power under ordinary circumstances to vote with respect to the election of the Board of Directors, irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency.

“Warrant” has the meaning assigned to such term in the recitals.

ARTICLE 2

BOARD OF DIRECTORS

2.1           Board of Directors.  (a)  From and after the date that Investor acquires shares of Common Stock and for so long as Investor has a Qualifying Investor Interest, Investor shall have the right to designate that number of nominees to the Board of Directors such that the total number of directors designated by Investor is at least proportional to (and not less than) Investor Percentage Interest; provided, that, to the extent that the proportional number of designees to the Board of Directors that Investor is entitled to designate based on Investor Percentage Interest shall not be a whole number (because of the size of the Board of Directors), the number of nominees to the Board of Directors that Investor shall be entitled to designate shall be rounded up to the next higher whole number.  Investor’s nominees to the Board of Directors shall satisfy all applicable Requirements of Law relating to service as a director of the Company.  The Board of Directors may elect to (a) increase the size of the Board of Directors, (b) fill any vacancies resulting from resignations, or (c) a combination of (a) and (b) to accomplish the proportional representation of Investor on the Board of Directors pursuant to this Section 2.1(a); provided, that, to the extent necessary to comply with applicable Requirements of Law or applicable stock exchange rules, the Board of Directors shall increase the size of the Board of Directors to accomplish proportional representation of Investor’s nominees on the Board of Directors pursuant to this Section 2.1.(a).  The Company shall be required to recommend to its stockholders the election of such designees of Investor to the Board of Directors at the Company’s stockholder meetings and shall solicit proxies for them to the same extent as it does for any of its other nominees to the Board of Directors.  So long as Investor’s designated nominees are members of the Board of Directors, any transactions between Investor and the Company shall be approved by a special committee of the Board of Directors consisting entirely of directors that are independent of Investor.

(b)           Within five (5) Business Days of the acquisition of shares of Common Stock by Investor (by conversion of the Note, exercise of the Warrant or otherwise), the Board of Directors and the Company shall take or cause to be taken all necessary action not previously taken (including any necessary Bylaw amendments to cause the numbers of directors constituting the Board of Directors to be increased) to the extent necessary to accomplish the proportional representation of Investor’s nominees to the Board of Directors pursuant to Section 2.1(a).

(c)           Each committee of the Board of Directors (other than any special committee or committee of independent directors that may be constituted for purposes of making any determination with respect to any agreement or transaction between the Company and Investor) shall at all times include a number of directors designated by Investor that is at least proportional to the Investor Percentage Interest; provided, that, to the extent having Investor designate a number of members proportional to the Investor Percentage Interest would not comply with applicable Requirements of Law or applicable stock exchange rules, each of the audit committee, the compensation committee and the nominating committee of the Board of Directors shall instead of having a number of members designated by Investor proportional to the Investor Percentage Interest have one member designated by Investor.  Any director designated by Investor to serve on any committee may designate as his or her alternate another director designated by Investor.

2.2           Board Observer Rights.  From and after the date hereof and until such time as (i) the Note has terminated, (ii) the Warrant has terminated or been exercised and (iii) the Investor Percentage Interest is less than 1%, if Investor does not have a designee on the Board of Directors pursuant to Section 2.1, Investor shall have the right to appoint one individual (the “Board Observer”) selected by Investor as a non-voting observer entitled to attend meetings of the Board of Directors, and such Board Observer shall be entitled to be delivered all notices and information provided to the members of such Board of Directors (within the same time frames provided to such members) and attend all meetings of such Board of Directors; provided, however, that the Board Observer may be excluded from receiving such information and materials (or the relevant portions thereof) or from attending such meetings (or the relevant portions thereof) if the Company reasonably determines that such exclusion is necessary to avoid a conflict of interest or to protect attorney-client privilege.

ARTICLE 3
COVENANTS OF THE COMPANY

3.1           Conduct of Business.  Except as agreed in writing by Investor, from and after the date hereof for so long as (x) the Note remains outstanding, (y) the Warrant remains outstanding or (z) Investor owns a Qualifying Investor Interest (collectively, the “Restricted Period”), the Company shall not, and will cause its Subsidiaries not to:

(i)           amend the Articles of Incorporation or Bylaws or the organizational documents of the Company or any of its Subsidiaries, or increase or decrease its authorized capital unless the rights of the Investor under the Transaction Agreements would not be adversely affected thereby;

(ii)          recapitalize or otherwise change its capital structure in a manner that would result in, or affect any transaction constituting, a Change of Control;

(iii)         make any material change to the nature of the business conducted by the Company or its primary line of business;

(iv)        incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any indebtedness other than (a) the Note, (b) trade payables incurred in the ordinary course of business or (c) other indebtedness not to exceed $7,500,000 in the aggregate at any one time outstanding;

(v)         purchase, redeem, retire or otherwise acquire, split, combine or reclassify, directly or indirectly, any of the Common Stock or other equity securities of the Company or give notice of any intention to exercise any right to purchase, redeem or otherwise acquire, split, combine or reclassify, any of the Common Stock or other equity securities of the Company (including any such purchase, redemption or acquisition in accordance with the terms of the Articles of Incorporation or Bylaws or any stockholders agreement), other than redemptions in accordance with any employee or consultant agreement approved by the Board of Directors in connection with a separation of service, unless the rights of the Investor under the Transaction Agreements would not be adversely affected thereby;

(vi)        prior to the termination of the Note, declare or pay any dividends on or make other distributions of any kind (whether in cash, stock or property or any combination thereof), directly or indirectly, in respect of the Common Stock or other equity securities;

(vii)       enter into or permit to exist any agreement or undertaking (other than this Agreement) which prohibits, restricts or limits the ability of any Subsidiary of the Company to pay dividends or distributions to the Company, or otherwise to transfer any material assets or engage in transactions with the Company;

(viii)      voluntarily dissolve, wind up or liquidate;

(ix)         sell, lease, license, surrender, relinquish, transfer, assign, amend, convey or otherwise dispose of outside of the ordinary course of business in one or more transactions any business, property or assets (whether tangible or intangible) having an aggregate market value of in excess of $250,000 individually or $1,000,000 in the aggregate, or allow any Lien to be placed on any of its assets other than a Permitted Lien;

(x)          enter into, amend in any material respect, waive or terminate any Related Party Agreement other than the entry into a Related Party Agreement that is on an arm's length basis and on terms no less favorable to the Company than those that could be obtained from an unaffiliated third party;

(xi)         discontinue, permit to lapse or otherwise fail to keep in full force and effect any material policies of insurance or knowingly take any action that would cause any such policy to terminate or be terminable prior to the expiration of its stated term;

(xii)        change any method of accounting or accounting practice used by the Company or any of its Subsidiaries, except for any change required by GAAP, by any Governmental Authority or by a change in Requirements of Law;

(xiii)       file a voluntary petition in bankruptcy or commence a voluntary legal procedure for reorganization, arrangement, adjustment, release or composition of indebtedness in bankruptcy or other similar Requirements of Law now or hereafter in effect, consent of the entry of an order for relief in an involuntary case under any such Requirements of Law or apply for or consent to the appointment of a rescuer, liquidator, assignee, custodian or trustee (or similar office) of the Company or any of its Subsidiaries;

(xiv)       grant any put or similar rights to any Person that would reasonably be expected to affect adversely the rights of Investor under this Agreement, the Note or the other Transaction Agreements; or

(xv)        enter into any agreement with respect to any of the foregoing.

3.2           Access; Information Rights.  (a)  Except as otherwise expressly contemplated by the terms of this Agreement or agreed in writing by Investor, during the Restricted Period, upon reasonable notice, the Company shall (and shall cause its Subsidiaries to) permit the officers, employees, accountants, counsel, financial advisors and other representatives of Investor reasonable access during normal business hours to all of its books, records, properties and personnel (including the ability to discuss the Company’s affairs, finances and accounts with its officers).

(b)           During the Restricted Period, the Company shall deliver to Investor:

(i)           as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholders’ equity as of the end of such year, and a schedule as to the sources and applications of funds for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with GAAP, and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

(ii)          as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited income statement for such fiscal quarter and a balance sheet of the Company and a statement of stockholders’ equity as of the end of such fiscal quarter;

(iii)         with respect to the financial statements called for in subsections (i), (ii) and (iii) of this Section 3.2(b) at a time when the Company is not required to file reports under Section 13 or Section 15(d) of the Exchange Act, an instrument executed by the chief financial officer or chief executive officer of the Company and certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment; and

(iv)        such other information relating to the financial condition, business, properties, personnel, prospects or corporate affairs of the Company as Investor may from time to time request.

ARTICLE 4

OTHER AGREEMENTS

4.1           Registration Rights.  Except with respect to the registration of the shares of Common Stock to be issued pursuant to the Lincoln Equity Line (as defined in the Registration Rights Agreement), the Company shall not grant any right of registration under the Securities Act relating to any of its securities to any Person other than Investor if such rights would or could reasonably be expected to frustrate, impede or limit Investor’s rights pursuant to the Registration Rights Agreement (it being understood that inclusion of securities of the Company in any registration statement filed by the Company that is not a Demand Registration (as defined in the Registration Rights Agreement) that, by reason of the restrictions on the amount of securities that may be included in a registration statement under Rule 415 promulgated under the Securities Act, results in a limitation on the amount of securities that may be registered on behalf of the Investor in a Demand Registration shall not be deemed to frustrate, impede or limit Investor’s rights under the Registration Rights Agreement).

4.2           Rule 144.  The Company shall file all reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as Investor may reasonably request, all to the extent required to enable Investor to sell the Common Stock into which the Note may be converted pursuant to and in accordance with Rule 144.  Such action shall include, but not be limited to, making available adequate current public information meeting the requirements of paragraph (c) of Rule 144.

4.3           Availability of Common Stock.  The Company shall at all times reserve and keep available out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the Note and the exercise of the Warrant, at least the full number of shares of Common Stock then issuable upon the conversion of the Note and exercise of the Warrant.  The Company will, from time to time, take the actions specified in Section 7 of the Note and Section 6 of the Warrant to increase the authorized amount of Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall be insufficient to permit conversion of the Note and/or exercise of the Warrant.

4.4           No Rights Plan.  From the date hereof through the Restricted Period, without the prior written consent of Investor, the Company shall not adopt or enter into any “poison pill” rights plan or any similar plan or agreement or declare or pay any dividend of any rights to purchase stock of the Company in connection with such a plan or agreement, unless the Investor and its affiliates are specifically excluded from being subject to any restrictions, limitations or other triggering events that are otherwise applicable to holders of capital stock of the Company pursuant to such plan (including any restrictions on, or provisions triggered by, transactions between an “acquiring person” under such rights plan (or any holder who owns greater than an identified amount of the outstanding capital stock of the Company as described in such rights plan) and the Company).

4.5           Legends.  Any legends placed on the Warrant or the Conversion Shares, pursuant to the transactions contemplated by the Transaction Agreements shall be removed by the Company upon delivery of an opinion of counsel reasonably acceptable to the Company stating that such legend is no longer necessary.

4.6           Takeover Statutes

.  If any “fair price,” “moratorium,” “control share acquisition” or other form of antitakeover statute or regulation shall become applicable to the transactions contemplated by the Transaction Agreements, the Board of Directors of the Company shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated by the Transaction Agreements may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated by the Transaction Agreements.

ARTICLE 5

TERMINATION

5.1           Term.  This Agreement shall be in effect until such time as: (i) the Note no longer remains outstanding; (ii) the Warrant no longer remains outstanding; and (iii) Investor fails to own shares of Common Stock or other Voting Securities in the Company. Notwithstanding the foregoing, in the event the Investor transfers the Note (in whole) and the Warrant and does not hold Conversion Shares, Sections 2.1, 2.2, 3.1, 4.1 and 4.4 shall terminate and be of no force and effect.

ARTICLE 6

MISCELLANEOUS

6.1           Survival

.  All covenants and agreements of the Company and Investor contained in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Investor or any controlling Person thereof or by or on behalf of the Company, any of its officers and directors or any controlling Person thereof.  The covenants and agreements contained herein shall survive in accordance with their terms.

6.2           Notices

.  All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, by facsimile (with receipt confirmed telephonically) or sent by certified, registered or express mail, postage prepaid.  Any such notice shall be deemed given if delivered personally or facsimile, on the date of such delivery or such confirmation is received, or if sent by reputable overnight courier, on the first Business Day following the date of such mailing, as follows:

(a)           if to the Company:

KonaRed Corporation 2829 Ala Kalani Kaumaka St., Suite F-133 Koloa, HI 96756 Facsimile: (808) 442-9922 Attention: Shaun Roberts
with a copy to (which shall not constitute notice):

Clark Wilson LLP
900-885 West Georgia Street
Vancouver, BC V6C 3H1 Canada
Attn: Bernard Pinsky
Facsimile: (604) 687-6314

(b)           if to Investor:

VDF FutureCeuticals, Inc. 2692 N. State Rt. 1-17 Momence, IL 60954 Facsimile: (815)472-3529 Attention: John Hunter

with a copy to (which shall not constitute notice):

Sidley Austin LLP
One South Dearborn
Chicago, Illinois 60603
Attn: Pran Jha
Facsimile: (312) 853-7036

Any party may by notice given in accordance with this Section 6.2 designate another address or Person for receipt of notices hereunder.

6.3           Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto.  Other than the parties hereto and their successors and permitted assigns, and no Person is intended to be a beneficiary of this Agreement.  No party hereto may assign its rights under this Agreement without the prior written consent of the other party hereto; provided, however, that, without the prior written consent of the Company, Investor may assign its rights hereunder (along with the corresponding obligations) to any purchaser or transferee of the Note or the Warrant.  Any assignee of Investor pursuant to the proviso of the foregoing sentence shall be deemed to be “Investor” for all purposes of this Agreement.

6.4           Amendment and Waiver.  (a)  No failure or delay on the part of the Company or Investor in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

(b)           Any amendment, supplement or modification of or to any provision of this Agreement and any waiver of any provision of this Agreement shall be effective only if it is made or given in writing and signed by the Company and Investor.

6.5           Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, all of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

6.6           Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

6.7           Governing Law; Waiver of Jury Trial.

(a)           Governing Law.  This Agreement shall be construed and enforced in accordance with, and the rights and obligations of the parties hereto shall be governed by, the laws of the State of New York, without giving effect to principles of conflicts of laws.

(b)           Waiver of Jury Trial.  With respect to any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, each of the parties hereby irrevocably, to the extent not prohibited by applicable law that cannot be waived, waives, and covenants that it will not assert (whether as plaintiff, defendant or otherwise), any right to trial by jury in any action arising in whole or in part under or in connection with this Agreement or the transactions contemplated hereby, whether now existing or hereafter arising, and whether sounding in contract, tort or otherwise, and agrees that any of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained-for agreement among the parties irrevocably to waive its right to trial by jury in any action or proceeding whatsoever between them relating to this Agreement or the transactions contemplated hereby.  Such action or proceeding shall instead be tried by a judge sitting without a jury.

6.8           Severability.  If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

6.9           Entire Agreement.  This Agreement, together with the schedules and exhibits hereto, and the other Transaction Agreements referred to herein or delivered pursuant hereto, are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein.  This Agreement, together with the schedules and exhibits hereto, and the other Transaction Agreements referred to herein or delivered pursuant hereto, supersede all prior agreements and understandings between the parties with respect to such subject matter.

6.10           Further Assurances.  Subject to the terms and conditions of this Agreement, as of the date hereof, the Company and Investor agree to cooperate with each other, and at the request of the other party, to execute and deliver any further instruments or documents and take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated by the Transaction Agreements and to otherwise carry out the intent of the parties hereunder.

6.11           Public Announcements.  Except as required by any Requirement of Law or the rules of any securities exchange, none of the parties hereto will issue or make any reports, statements or releases to the public with respect to this Agreement or the transactions contemplated by the Transaction Agreements without the approval of the other party (such approval not to be unreasonably withheld or delayed). The Investor acknowledges that the Transaction Agreements will be publicly filed on EDGAR and disclosed in the Company’s periodic filings.

6.12           Specific Performance.  The parties acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief or any requirement for a bond.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

KONARED CORPORATION

By:	“Shaun Roberts”
Name:
Title:

VDF FUTURECEUTICALS, INC.

By:	“John Hunter”
Name: John Hunter
Title: Executive Vice President